Exhibit 16.1


                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


January 21, 2003

Commissioners:

We have read the statements made by ImproveNet, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 13, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


PricewaterhouseCoopers LLP